UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) February 4, 2026 (February 3, 2026)

FUSEMACHINES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42909	98-1602789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

251 West 30th Street, 5th Floor

New York. New York 10001

(Address of principal executive offices and zip code)

(347) 212-5075

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FUSE	Nasdaq Stock Market LLC
Warrants to purchase shares of Common Stock	FUSEW	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on July 31, 2025, in connection with Business Combination, CSLM Acquisition Corp., a Cayman Islands exempted company (“CSLM”), CSLM Holdings, Inc., a Delaware corporation, now Fusemachines Inc., a Delaware corporation (“Fusemachines”), and Fusemachines Inc., a Delaware corporation, now Fusemachines USA Inc., entered into a forward purchase agreement (the “Forward Purchase Agreement”) with each of Meteora Capital Partners, LP (“MCP”), Meteora Select Trading Opportunities Master, LP (“MSTO”) and Meteora Strategic Capital, LLC (“MSC”) (with MCP, MSTO and MSC collectively as “Seller” and Seller together with Fusemachines, the “Parties”) for an OTC Equity Prepaid Forward Transaction. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Forward Purchase Agreement.

On February [_], 2026, the Parties entered into an amendment to the Forward Purchase Agreement (the “FPA Amendment”). The Forward Purchase Agreement provides that the “Termination Price”, which sets the exercise price and issuance price of any warrants or shares issued pursuant to the Forward Purchase Agreement, shall be $12.00. The FPA Amendment amends the definition of the Termination Price, such that the Termination Price is adjusted on the first scheduled trading day of each calendar week to an amount equal to the lower of (i) $12.00 and (ii) volume-weighted average price of the preceding week, provided that the Termination Price will not be less than the Reset Price Floor (as defined in the Amendment). As a result, any shares and warrants issued under the Forward Purchase Agreement shall be separated into two equal tranches, one tranche having a Reset Price Floor of $5.00 and one tranche having a Reset Price Floor of $2.50.

Together with the FPA Amendment, the Company and the Meteora Parties entered into an amendment to the outstanding shortfall common stock purchase warrant issued by the Company to the Meteora Parties, to amend the exercise price per share of common stock from $12.00 per share to $10.00 per share (the “Warrant Amendment”).

The form of FPA Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K. The Form of Forward Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The form of Warrant Amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K. The foregoing summaries of the FPA Amendment, Forward Purchase Agreement, and Warrant Amendment are subject to, and qualified in their entirety by, the full text of such documents, where applicable, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Amendment No. 1 to Warrant
10.1	Forward Purchase Agreement dated July 31, 2025 between CSLM Acquisition Corp., CSLM Holdings, Inc., and Fusemachines Inc., with Meteora Capital Partners, LP, Meteora Select Trading Opportunities Master, LP, and Meteora Strategic Capital, LLC.
10.2	Amendment No. 1 to Forward Purchase Agreement dated February 3, 2026 between Fusemachines Inc. and Meteora Capital Partners, LP, Meteora Select Trading Opportunities Master, LP, and Meteora Strategic Capital, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 4, 2026	FUSEMACHINES INC.

		By:	/s/ Sameer Maskey
Sameer Maskey
Chief Executive Officer